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                                    AMENDED
                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made effective as of this 1/st/ day of April, 1998, by and between Metrotrans Corporation (the "Company"), a Georgia corporation and D. Michael Walden ("Employee");

     WHEREAS, Employee is the Chairman of the Board and Chief Executive Officer of the Company;

     WHEREAS, the Company and Employee wish to provide for the terms and conditions of Employee's continued employment with the Company;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                                      1.

                             EMPLOYMENT AND DUTIES

     (a) The Company hereby employs Employee as Chairman of the Board and Chief Executive Officer of the Company to perform such services and duties as the Board of Directors may, from time to time, designate during the term hereof. Subject to the terms and conditions hereof, Employee will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office. Employee also agrees to serve during the term hereof, subject to election by the shareholders of the Company, as a director of the Company.

     (b) Employee accepts such employment and shall devote his full time, attention and efforts to the diligent performance of his duties herein specified and as an officer of the Company and will not accept employment with any other individual, corporation, partnership, governmental authority or other entity, or engage in any other venture for profit which the Company or any of its subsidiaries may consider to be in conflict with its best interests or to be in competition with the business of the Company or its subsidiaries, or which may interfere in any way with Employee's performance of his duties hereunder.

                                      2.

                              TERMS OF EMPLOYMENT

     Employee's employment with the Company commenced under an employment agreement dated March 15, 1994 as of the closing of the Company's initial public offering and continues under this amended agreement in accordance with the terms hereof. Unless earlier terminated pursuant to the terms hereof, the term of employment under this agreement shall continue until the Company provides notice of termination at least two (2) years and eleven (11) months prior thereto, or the
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Employee provides notice of termination at least six (6) months prior thereto
(unless such notice is waived by the other party in writing). The term previously stated notwithstanding, this agreement shall be terminated automatically upon the occurrence of any of the following:

     (a)  the death of Employee;

     (b) the complete disability of Employee ("complete disability" as used herein shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity to perform the services provided for hereunder for an aggregate of sixty (60) days within any period of 120 consecutive days during the term hereof); or

     (c) the discharge of Employee by the Company for cause. "Cause" as used herein shall mean (i) such negligence or misconduct as shall constitute, as a matter of law, a breach of the covenants and obligations of Employee hereunder,
(ii) failure or refusal of Employee to comply with the provisions of this agreement, or (iii) Employee being convicted or the subject of an indictment for a felony. Disability because of illness or accident or any other physical or mental disability shall not constitute a basis for discharge for cause.

In the event that the Company notifies the Employee of termination of his employment hereunder as provided above, then during the interim period (of two years and eleven months) from such notice until actual termination, the Employee shall not be responsible for any duties other than those specified in Section 6 hereof.

     On and after the date of a change in control of the Company, the Employee shall, upon the constructive discharge of the Employee, be entitled to give notice within thirty (30) days of such constructive discharge, that he desires to terminate employment with the Company as noted above, except that such termination shall not actually occur for a period of two (2) years and eleven
(11) months following the date the Employee gives notice, and during the interim period, the Employee shall not be responsible for any duties other than those specified in Section 6 hereof. "Change in control" as used herein shall mean the acquisition by a person on or after the execution date hereof (including "affiliates" and "associates" of such person, but excluding the Company, any "parent" or "subsidiary" of the Company, or any employee benefit plan of the Company or of any "parent" or "subsidiary" of the Company) of a sufficient number of shares of the common stock, or securities convertible into the common stock, and whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving the Company or any "parent" or "subsidiary" of the Company, to constitute the person the actual or beneficial owner of thirty percent (30%) or more of the common stock of the Company. "Constructive discharge" as used herein shall mean any action by the Company which results in
(i) a breach of this Agreement, (ii) a reduction in the pension, welfare or fringe benefits provided to the Employee which is both significant and substantial when expressed as a dollar amount or when expressed as a percentage of the individual's dollar compensation, and (iii) the transfer of the Employee's site of employment to a location which is further than fifty (50) miles from the current site of the Employee's employment. For purposes of the foregoing, the determination of whether


                             Employment Agreement
                                    Page 2
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a reduction in pension, welfare or fringe benefits is significant and substantial shall be made on the basis of all pertinent facts and circumstances, including the entire benefit package provided to the Employee; provided, however, any amendment, modification or elimination of benefits which results solely from the provision of differing benefits to the Employee where such differing benefits are identical to the benefits provided to similarly situated employees of the Company shall not be deemed a significant and substantial reduction in benefits.

                                       3.

                                  COMPENSATION

     For all services which Employee has and will render to the Company during the term hereof, the Company shall pay to Employee, subject to such deductions as may be required by law, the following:

     (a) Base Salary. As full compensation for Employee's services hereunder and in consideration of the restrictions set forth in Section 6 herein, the Company shall pay to Employee an aggregate base annual salary (the "Base Salary") of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) payable in equal weekly installments and subject to such deductions as may be required by law. Any increases in the Base Salary of Employee during the term of this agreement shall be made at the discretion of the Board of Directors of the Company.

     (b) Performance Bonus. For the term of this agreement, all performance bonuses, if any, will be determined and paid at the discretion of the Compensation Committee of the Board of Directors. The Employee shall be eligible to participate in the Management Incentive Compensation Plan.

                                       4.

                                 OTHER BENEFITS

     (a) General Benefits. During the term of Employee's employment hereunder, Employee shall be entitled to such additional benefits as are generally available to other Employees of the Company as a whole. The benefits provided to Employee under this Section 4(a) shall be provided on the same terms and subject to the same conditions as such benefits are provided to other employees of the Company generally.

     (b) Automobile. The Company shall provide to Employee an automobile in keeping with his position as Chairman of the Board and Chief Executive Officer of the Company for use by Employee in the conduct of Employee's performance under this agreement.

     (c) Vacation. Employee shall be entitled to six weeks of paid vacation during each calendar year during the term of this agreement.


                             Employment Agreement
                                    Page 3
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     (d) Disability Benefits.  The Company shall obtain for the benefit of
Employee long-term disability insurance coverage that shall provide to Employee long-term disability benefits equal to 70% of Employee's Base Salary subject to such conditions and exclusions as are typically found in such coverage. Notwithstanding the foregoing, in the event the Company provides long-term disability coverage to other employees of the Company as a whole, the Company's obligations under this subsection (d) shall be satisfied by providing to Employee long-term disability coverage on the same terms and subject to the same conditions as such benefits are provided to other employees of the Company generally.

     (e) Physical Examination. The Company shall pay for an annual physical examination of Employee to be performed by a physician selected by Employee.

     (f) Indemnification Agreement. The Terms of the Indemnification Agreement between the Employee and the Company shall continue in full force and effect in accordance with its terms, without regard to any termination of this Agreement.

                                       5.

                                    EXPENSES

     Upon presentment to the Company of expense reports in sufficiently detailed form to comply with standards for deductibility of business expenses established from time to time by the Internal Revenue Service, the Company will reimburse Employee for such reasonable business expenses incurred by Employee in connection with the performance of his duties hereunder.

                                       6.

            NON-COMPETITION, SOLICITATION OF CUSTOMERS, SOLICITATION
                                  OF EMPLOYEES

     (a) Employee agrees that, during the period of his employment with the Company and for a period of three years following the termination of such employment, he shall not, directly or indirectly, engage in competition with the Company or any subsidiary of the Company within the Territory (as hereinafter defined) in any manner or capacity (including but not limited to a consultant, principals, partner, officer, director, shareholder or employee of an entity that competes with the Company or any subsidiary of the Company) in any phase of the Company's or any subsidiary's business of developing, designing, manufacturing, marketing, leasing, or selling any of the products of the type which the Company or any subsidiary of the Company is in the business of developing, designing, manufacturing, distributing, marketing, leasing or selling during the term of this agreement or which the Company or any of its subsidiaries has definitive plans to develop, manufacture or market. Ownership by Employee, as a passive investment, of less than one percent of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 6.


                             Employment Agreement
                                    Page 4
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     (b) Employee agrees that during his employment by the Company and for the three year period following the termination of such employment, he will not, without the prior written consent of the Company, within the Territory, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any competing business any person or entity that was a customer of the Company or any subsidiary of the Company during the term of this agreement.

     (c) Employee agrees that during his employment by the Company and for the three year period following the termination of such employment, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert or hire away any person then employed by the Company or any of its subsidiaries.

     (d) The term "Territory" shall be that area within a fifty (50) mile radius of each location throughout the State of Georgia and North America where the Company maintains an office. This agreement shall be deemed automatically amended without the need of further action by any party to add new countries or parts thereof where after the date hereof and prior to the termination of Employee's employment the Company or any of its subsidiaries begins to market its products and to delete any countries or parts thereof after the Company or any of its subsidiaries ceases to market its products for a period of at least six months.

     (e) Employee acknowledges and agrees that because of his employment, the Employee does and will continue to have access to "Proprietary Information" concerning the business of the Company, including information about and related to the Company's products, customers, prices and other material non-public and Proprietary Information. The Employee acknowledges that any and all information made available to the Employee during the term of this Agreement concerning or relative to the business of the Company, including, without limitation, all customer data, billing information, service data, product data and information, pricing data and information and other technical materials of the Company, is and shall always remain the proprietary property of the Company.

                                      7.

                             WAIVER OF PROVISIONS

     Failure of any of the parties to insist, in one or more instances, on performance by the other party in strict accordance with the terms and conditions of this agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition or of any other term or condition of this agreement, unless such waiver is contained in a writing signed by or on behalf of all the parties.

                                      8.

                                 GOVERNING LAW

     This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia. If for any reason any


                             Employment Agreement
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provision of this agreement shall be held by a court of competent jurisdiction to be void or unenforceable, the same shall not affect the remaining provisions thereof.

                                       9.

                  ENTIRE AGREEMENT; MODIFICATION AND AMENDMENT

     This agreement contains the sole and entire agreement among the parties hereto and supersedes and replaces all prior discussions and agreements among the parties and any such prior agreements shall, from and after the date hereof, be null and void. This agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

                                      10.

                           COUNTERPARTS AND HEADINGS

     This agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The headings set out herein are for convenience of reference and shall not be deemed a part of this agreement.

                                      11.

                             CONTRACT NONASSIGNABLE

     This agreement may not be assigned or transferred by any party hereto, in whole or in part, without the prior written consent of the other.

                                      12.

                               INJUNCTIVE RELIEF

     In the event of a breach or threatened breach by Employee of any of the provisions of Sections 2 or 6 hereof and notwithstanding any other provision in this agreement, the Company, in addition to any other available right or remedies, shall be entitled to a temporary restraining order and a permanent injunction to restrain such breach by Employee and/or any persons directly or indirectly acting for or with him. Employee's obligations under paragraph 6 hereof shall remain binding and enforceable according to its terms notwithstanding expiration or termination of the other terms of this agreement or the termination of Employee's employment relationship with the Company.


                             Employment Agreement
                                    Page 6
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     IN WITNESS WHEREOF, the parties hereto have executed this agreement under seal as of the date first above written.

                                    EMPLOYEE




                                                                          (SEAL)
                                    ______________________________________
                                          D. Michael Walden



                                    METROTRANS CORPORATION



                                    By:
                                        ________________________________________
                                          Terri B. Hobbs
                                          Deputy Chief Executive Officer


                             Employment Agreement
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